EXHIBIT 24.2

                         C E R T I F I C A T I O N



         The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies:

         (a) Attached hereto marked as Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of ASHLAND (formerly New EXM Inc.) by Unanimous Action effective 1:00 p.m., June 29, 2005.

     IN WITNESS WHEREOF, I have signed and sealed this Certification this 9th day of August, 2005.


                                               /s/ David L. Hausrath
                                              -----------------------------
                                              David L. Hausrath, Secretary

(S E A L)

                                 Exhibit A

                     CERTIFICATE OF UNANIMOUS ACTION OF
                           BOARD OF DIRECTORS OF
                                NEW EXM INC.

         The board of directors of New EXM Inc., a Kentucky corporation (the "Corporation"), adopts the following resolutions and takes the following actions by unanimous written consent in lieu of a meeting:

         WHEREAS,   at  a  special  meeting  held  on  June  29,2005,  the
shareholders of Ashland Inc., a Kentucky corporation, approved the transactions contemplated by that certain Master Agreement, dated March 18,2004, as amended April 27,2005 (the "Master Agreement"), as a result of which the Corporation will, through a series of mergers, become the successor to Ashland Inc.; and

         WHEREAS, the closing of the transactions contemplated by the Master Agreement is scheduled to occur June 30, 2005; and

         WHEREAS, the annual meeting of the sole shareholder of the Corporation is scheduled to be held immediately after the effective time of these resolutions, at which it is anticipated that the sole shareholder of the Corporation will elect all of the current directors of Ashland Inc. as directors of the Corporation; and WHEREAS, the board of directors desires to take such actions as may be necessary or appropriate to position the Corporation to proceed with the closing of the transactions contemplated by the Master Agreement and to prepare the Corporation to become the successor to Ashland Inc. upon the closing; *

                         ASSUMPTION OF OBLIGATIONS

         FURTHER RESOLVED, that, effective upon the merger of EXM LLC into the Corporation, as contemplated by the Master Agreement, the Corporation shall enjoy all of the rights currently enjoyed by Ashland Inc. and shall assume and thereafter perform, in accordance with their terms, all of the obligations of Ashland Inc. under any contract, lease, plan, instrument or other document to which it was a party or by which it or its assets were bound at the time of the closing of the transactions contemplated by the Master Agreement, and the officers of the Corporation are authorized to execute and deliver on behalf of the Corporation such assumption agreements and other documents, amendments and agreements as they deem necessary or appropriate in order to evidence such succession and assumption.

         Without limiting the generality of the foregoing resolution, be it

         FURTHER RESOLVED, that, at the effective time of the merger of EXM LLC into the Corporation, the Corporation shall assume, and be substituted for Ashland Inc. as its successor under, all executive and employment agreements, stock incentive plans and grants and agreements (as adjusted in accordance with their terms for the transactions contemplated by the Master Agreement), severance and retirement agreements and employee benefit plans (including deferred compensation plans) of Ashland Inc., and all registration statements filed by Ashland Inc. with respect thereto, and the execution, delivery and filing of any documentation deemed necessary or appropriate by the officers of the Corporation to effect such assumption and substitution are authorized and approved.

         FURTHER RESOLWD, that, in conjunction with the closing of the transactions contemplated by the Master Agreement, the appropriate officers of the Corporation are hereby authorized to file an amendment to any registration statement of Ashland Inc. expressly adopting such statement as its own registration statement for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and setting forth any additional information necessary to reflect material changes made in connection with or resulting from the succession, or necessary to keep any registration statement from being misleading in any material respect, and to cause such amendment to become effective.

                            ENABLING RESOLUTION

         FURTHER RESOLVED, that the officers of the Corporation, and the persons duly appointed by them to act as their agent and on their behalf, are authorized to take such actions on behalf of the Corporation as they deem necessary or appropriate in order to implement the foregoing resolutions and carry out their intent and purposes, and to satisfy the conditions of and consummate the transactions contemplated by the Master Agreement, and, to the extent earlier accomplished, such actions are adopted by the Corporation and ratified, approved and confirmed.

         The undersigned certify they constitute all of the directors of New EXM Inc. and consent to and waive any notice required in connection with the adoption of the foregoing resolutions and the taking of the actions contemplated thereby.

         Executed effective as of 1 :00 p.m., June 29, 2005.


                                        /s/ James J. O'Brien
                                    --------------------------------
                                    James J. O'Brien

                                        /s/ J. Marvin Quin
                                    --------------------------------
                                    J. Marvin Quin

                                        /s/ David L. Hausrath
                                    --------------------------------
                                    David L. Hausrath